Exhibit 99.1
ION Acquisition Corp 2 LTD. (“ION”) THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON [ ], 2021 Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the proxy statement/prospectus, dated [ ], to which this Proxy is attached, or in the Merger Agreement (as defined below). The undersigned shareholder (the “Shareholder”) hereby appoints Anthony Reich (the “Proxy Holder”), with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “meeting”) of ION, to be held on [ ], at [ ] a.m. Eastern time, at [ ], and at any postponements or adjournments thereof, as indicated in this Proxy. For the purposes of Cayman Islands law and the ION Articles, the physical location of the meeting shall be at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10020. The Shareholder acknowledges receipt of the proxy statement attached to the Notice of the Extraordinary General Meeting and revokes all prior proxies, if any, for said meeting. In light of ongoing developments related to coronavirus (COVID-19), after careful consideration, ION has determined that the meeting will be a virtual meeting conducted via live webcast in order to facilitate shareholder attendance and participation while safeguarding the health and safety of our shareholders, directors and management team. The undersigned or the Proxy Holder will be able to attend and vote at the meeting online by visiting [ ] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the hybrid virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) or the Proxy Holder will need to follow the instructions applicable to them provided in the proxy statement/prospectus and at any adjournments or postponements thereof. The shares represented by this Proxy shall be voted as indicated with respect to the proposals listed in this Proxy and in the Proxy Holder’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO SHAREHOLDERS. PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y C A R D Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to be Held on [ ]. The Notice of the Extraordinary General Meeting and the accompanying proxy statement/prospectus are available at: [ ]

Please mark vote as indicated in this example X ION Acquisition Corp 2 LTD. (“ION”) — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Proposal No. 1 – The Business Combination Proposal – To consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of June 24, 2021 (as the same may be amended, the “Merger Agreement”), by and among ION, Inspire Merger Sub 1, Inc., a Delaware limited liability company and a direct wholly owned subsidiary of ION (“Merger Sub 1”), Inspire Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ION (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”), and Innovid, Inc., a Delaware corporation (“Innovid”), and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”). Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”) and following the Domestication (as defined below), (a) Merger Sub 1 will merge with and into Innovid (the “First Merger”), the separate corporate existence of Merger Sub 1 will cease and Innovid will be the surviving corporation, (the “Surviving Corporation”), and (b) immediately following the consummation of the First Merger and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity of the Second Merger (the “Surviving Entity”), and (c) ION will change its name to “Innovid Corp.”, as described in more detail in the attached proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A. Proposal No. 2 – The Domestication Proposal – To consider and vote upon a proposal to approve, by special resolution, a change of ION’s jurisdiction of incorporation by way of continuation from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected immediately prior to the Business Combination by ION filing a certificate of corporate domestication and the proposed new certificate of incorporation of Innovid Corp. (the “Proposed Certificate of Incorporation”) with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, ION will become a Delaware corporation and following the Business Combination will change its corporate name to “Innovid Corp.” (the “Company” or “Innovid Corp.”) and all outstanding securities of ION will convert to outstanding securities of the Company, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Domestication Proposal.” Proposal No. 3 – The Stock Issuance Proposal – To consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03(c), the issuance of ION Class A Ordinary Shares to (a) the PIPE Investors pursuant to the PIPE Investment (each as defined in the accompanying proxy statement/prospectus) and (b) the Innovid Equity Holders pursuant to the Merger Agreement (the “Stock Issuance Proposal”). Proposal No. 4 – Organizational Documents Proposal – To consider and vote upon a proposal to approve by special resolution the Proposed Certificate of Incorporation and the proposed new bylaws of Innovid Corp. (“Proposed Bylaws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of Innovid Corp. (a corporation incorporated in the State of Delaware, upon the filing with and acceptance by the Secretary of State of Delaware of the certificate of corporate domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), which will be renamed “Innovid Corp.” in connection with the Business Combination (the “Organizational Documents Proposal”). Proposal No. 5 – The Advisory Organizational Documents Proposals – To consider and vote upon the following six separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve advisory non-binding basis by special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents: Advisory Organizational Documents Proposal A — to authorize the change in the authorized capital stock of ION from 500,000,000 ION Class A Ordinary Shares, par value $0.0001 per share (the “ION Class A Ordinary Shares”), 50,000,000 ION Class B Ordinary Shares, par value $0.0001 per share (the “ION Class B Ordinary Shares” and, together with the ION Class A Ordinary Shares, the “Ordinary Shares”), and 5,000,000 preference shares, par value $0.0001 per share (the “Preference Shares”), to [__] shares of Common Stock, par value $0.0001 per share of Innovid Corp. (the “Innovid Corp. Common Stock”) and [__] shares of preferred stock, par value $0.0001 per share, of Innovid Corp. (the “Innovid Corp. Preferred Stock”) (“Advisory Organizational Documents Proposal”). Advisory Organizational Documents Proposal B — to authorize adopting Delaware as the exclusive forum for certain stockholder litigation (“Advisory Organizational Documents Proposal B”). Advisory Organizational Documents Proposal C — to approve provisions providing that the affirmative vote of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for stockholders to amend, alter, repeal or rescind all or any portion of Part B of Article V, Article VI, Article VIII, Article IX, Article X, Article XI or Article XII of the Proposed Certificate of Incorporation (“Advisory Organizational Documents Proposal C”). Advisory Organizational Documents Proposal D — to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of a majority of at least two-thirds of the outstanding shares entitled to vote at an election of directors (“Advisory Organizational Documents Proposal D”). Advisory Organizational Documents Proposal E — to approve provisions requiring or permitting stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting; provided that any action required or permitted to be taken by the holders of Innovid Corp. Preferred Stock, voting separately as a class or separately as a class with one or more other such series, may be taken without a meeting if signed by the holders having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted in compliance with the DGCL (“Advisory Organizational Documents Proposal E”). Advisory Organizational Documents Proposal F — to provide for certain additional changes, including, among other things, (i) making Innovid Corp.’s corporate existence perpetual and (ii) removing certain provisions related to ION’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which the ION Board believes is necessary to adequately address the needs of Innovid Corp. after the Business Combination (“Advisory Organizational Documents Proposal F”). Proposal No. 6 – The Innovid Corp. Equity Incentive Plan Proposal – To consider and vote upon a proposal to approve by ordinary resolution the Innovid Corp. Equity Incentive Plan (the “Innovid Corp. Equity Incentive Plan Proposal”). Proposal No. 7 – The Innovid Corp. Employee Stock Purchase Plan Proposal – To consider and vote upon a proposal to approve by ordinary resolution the Innovid Corp. Equity Share Purchase Plan (the “Innovid Corp. Employee Stock Purchase Plan Proposal”). Proposal No. 8 – The Director Election Proposal – To consider and vote upon a proposal to approve by ordinary resolution the election of [__] directors to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, respectively and until their respective successors are duly elected and qualified (the “Director Election Proposal”). Proposal No. 9 – The Shareholder Adjournment Proposal – To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Shareholder Adjournment Proposal”). Dated: , 2021 SHAREHOLDER (please PRINT name) SIGNATURE NAME & TITLE (for corporate entities) * If this Proxy represents shares held by more than one person/entity, please list all such entities or provide separate proxies. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The shares represented by this Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder). If no direction is made, this Proxy will be voted “FOR” each proposal presented to shareholders. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxy Holder will vote on such matter in its discretion. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN